SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                                The Henlopen Fund
                (Name of Registrant as Specified in its Charter)
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

     2.   Form, Schedule or Registration Statement No.:

     3.   Filing Party:

     4.   Date Filed:

Notice of Special Meeting of Shareholders
Of The Henlopen Fund
To be Held _____________, 2002

To Shareholders of The Henlopen Fund:

     We invite you to attend a special meeting of shareholders of The Henlopen Fund, a Delaware business trust, on _________________, 2002, at __________
(Eastern Daylight Time), at Longwood Corporate Center South, Suite 213, 415 McFarlan Road, Kennett Square, Pennsylvania 19348. As we describe in the accompanying proxy statement, the shareholders will vote on (1) a proposal to elect five trustees, (2) a proposal to amend the Fund's fundamental investment restriction No. 1 as it relates to selling securities short, (3) a proposal to amend the Fund's fundamental investment restriction No. 2 relating to borrowing money, issuing senior securities and pledging assets, (4) a proposal to amend the Fund's fundamental investment restriction No. 4 relating to investing in other investment companies, (5) a proposal to amend Section 11.4(b) of the Fund's Trust Instrument, dated September 16, 1992 (the "Trust Instrument") relating to reorganizations of series of the Fund, and (6) any other business that may properly come before the Special Meeting.

     We have enclosed a proxy card with this proxy statement. Your vote is important, no matter how many shares you own. Even if you plan to attend the special meeting, please complete, date and sign the proxy card and mail it as soon as you can in the envelope we have provided. If you attend the special meeting, you can revoke your proxy and vote your shares in person if you choose.

     We look forward to seeing you at the special meeting.

                                             THE HENLOPEN FUND



                                             -----------------------------------
                                             Bruce V. Vogenitz
                                             Secretary

Kennett Square, Pennsylvania
_____________, 2002

                           FREQUENTLY ASKED QUESTIONS


Q:   Why have I received this proxy statement?

     Our trustees have sent you this proxy statement, starting around __________, 2002 to ask for your vote as a shareholder of The Henlopen Fund.

Q:   What am I voting on?

     You will vote on the following proposals if you owned shares of the Fund on the record date of the special meeting:

     Proposal No.      Description
     -----------       -----------

          1            Election of five trustees.

          2 Approval of a change in the Fund's fundamental investment restriction number 1 as it relates to selling securities short.

          3 Approval of a change in the Fund's fundamental investment restriction number 2 relating to borrowing money, issuing senior securities and pledging assets.

          4 Approval of a change in the Fund's fundamental investment restriction number 4 relating to investing in other investment companies.

          5 Approval of an amendment to Section 11.4(b) of the Fund's Trust Instrument relating to reorganizations of series of the Fund.

     Our trustees are not aware of any other matter that will be presented to you at the special meeting.

Q:   Who is entitled to vote?

     If you owned shares of the Fund as of the close of business on the record date, __________, 2002, then you are entitled to vote. You will be entitled to one vote per share for each share you own on the record date.

Q:   Do I need to attend the special meeting in order to vote?

     No. You can vote either in person at the special meeting or by completing and mailing the enclosed proxy card.

Q:   How will proxies be solicited?

     We (the Fund) will solicit proxies by mail. In addition, certain of our officers and employees may solicit by telephone, telegraph and personally. We will not pay these officers and employees specifically for soliciting proxies. We will bear the cost of soliciting proxies, including preparing, assembling and mailing the proxy material.

Q:   How many shares of the Fund's stock are entitled to vote?

     As of the record date, the number of shares of the Fund that were entitled to vote at the special meeting was _________________.

Q:   What happens if the special meeting is adjourned?

     The special meeting could be adjourned if, for example, a quorum does not exist or if a quorum exists but sufficient votes to approve a proposal are not received. For purposes of any adjournment, proxies will be voted "for" adjournment unless you direct otherwise by writing anywhere on the enclosed proxy that you will vote against any adjournments.

Q:   What constitutes a quorum?

     A "quorum" refers to the number of shares that must be in attendance, in person or by proxy, at a meeting to lawfully conduct business. With respect to the proposals, a quorum is present if one-third of the votes of the shares of the Fund entitled to be cast are present in person or by proxy.

Q:   What happens if I sign and return my proxy card but do not mark my vote?

     Michael L. Hershey and Bruce V. Vogenitz, as proxies, will vote your shares to elect five trustees, to approve all three proposed changes to the Fund's fundamental investment restrictions and to approve the amendment to the Fund's Trust Instrument.

Q:   May I revoke my proxy?

     You may revoke your proxy at any time before it is exercised by giving notice of your revocation to us in writing (by subsequent proxy or otherwise). Your presence at the special meeting does not itself revoke your proxy.

Q:   Who will count the votes?

     Management Information Services will count the votes and act as inspector of elections.

Q:   How can I obtain a copy of the annual report?

     You may request a copy of our latest annual report and semi-annual report succeeding the annual report by writing to The Henlopen Fund, Longwood Corporate Center South, Suite 213, 415 McFarlan Road, Kennett Square, Pennsylvania 19348, Attention Corporate Secretary, or by calling (610) 925-0400. We will furnish these copies free of charge.

               OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of the Fund as of June 30, 2002 by: (a) each named executive officer and trustee; (b) all of the named executive officers and trustees as a group; and (c) each person or entity known by the Trust to own beneficially more than 5% of the shares of the Fund:

Name and (Respecting 5% Holders)          Number of Shares         Percentage
   Address of Beneficial Owner           Beneficially Owned        Ownership
--------------------------------         ------------------        ----------

Charles Schwab & Co. Inc.                   2,782,486(1)             49.03%
Special Custody Account
FBO Customers
101 Montgomery Street
San Francisco, CA 94104

National Financial Services Corp.           1,088,387(1)             19.18%
200 Liberty Street
1 World Financial Center NYSD
New York, NY 10281

Wilmington Trust Co., Agent                   294,228                 5.18%
FBO Unidel Foundation
P.O. Box 8880
Wilmington, DE 19890

Michael L. Hershey                             34,608(2)                (3)

Robert J. Fahey, Jr.                           10,297                   (3)

John A. Krol                                    6,391                   (3)

Stephen L. Hershey, M.D.                        4,174                   (3)

John H. Remer                                       0                    0%

Officers, trustees and nominees
 as a group (7 persons)                        61,662(2)              1.20%

--------------
(1) The shares owned by Charles Schwab & Co. Inc. and National Financial Services Corp. were owned of record only.
(2) Excludes shares in accounts managed by the Adviser and over which the Adviser has investment authority.
(3)  Less than 1%.

                           Dollar Range of FUND SHARES

     The following table describes the dollar range of shares of the Fund beneficially owned by each trustee and nominee as of June 30, 2002:


                                                       Aggregate Dollar Range of
                                                       Equity Securities in All
                                                       Funds Overseen or to be
                                                        Overseen by Trustee or
Name of                      Dollar Range of Equity      Nominee in Family of
Trustee or Nominee           Securities in the Fund    Investment Companies (1)
------------------           ----------------------    -------------------------

Michael L. Hershey                Over $100,000              Over $100,000

Robert J. Fahey, Jr.              Over $100,000              Over $100,000

John A. Krol                      Over $100,000              Over $100,000

Stephen L. Hershey, M.D.        $50,001-$100,000           $50,001-$100,000

John H. Remer                         None                       None
--------------
(1)      The Fund is the only fund in its family of investment companies.

                    PROPOSAL NO. 1: ELECTION of Five Trustees

     Trustee Nominees. At the special meeting, we will elect five trustees to hold office until their respective successors are chosen and qualified. The current trustees have nominated five people for election. As proxies, Michael L. Hershey and Bruce V. Vogenitz intend to vote for the election of all of the trustees' nominees. They will also vote proxies for any other person that the trustees may recommend in place of a nominee if that nominee becomes unable to serve as a trustee before the special meeting.

     Each of the nominees is currently a trustee except for Dr. Stephen L. Hershey and Mr. John H. Remer. Each nominee has consented to being named as a nominee and to serve if elected.

     Certain important information regarding our trustees and Mr. Remer (including their principal occupations for at least the last five years) is as follows (the Fund is the only portfolio in its fund complex):

Interested Nominees (as defined in the Investment Company Act of 1940 (the "1940 Act")):

                                    Position(s)       Term of Office            Principal           Other Directorships
      Name, Address                   Held              and Length         Occupation(s) During       Held by Trustee
         and Age                    with Fund         of Time Served       During Past 5 Years     by Trustee or Nominee
    ------------------              -----------    ---------------------   --------------------    ---------------------

Michael L. Hershey (63)(1)(2)       Trustee        Indefinite, Trustee     Chairman, President,             None
Longwood Corporate Center South                    since 1992              Treasurer and
Suite 213                                                                  Secretary of Landis
415 McFarlan Road                   President      One year term,          Associates LLC
Kennett Square, PA  19348                          President since 1992

Stephen L. Hershey, M.D. (61)(1)    Nominee(3)     Indefinite, Trustee     Orthopaedic surgeon              None
4745 Stanton-Ogletown Road                         since 1992(3)
Suite 225
Newark, DE  19713

-----------------------------------------
(1)  Mr. Michael L. Hershey and Dr. Stephen L. Hershey are brothers.
(2)  Mr. Michael L. Hershey is an interested nominee because he is the Chairman, President, Treasurer and Secretary of
     Landis Associates LLC, the Fund's investment adviser.
(3)  Dr. Stephen L. Hershey resigned as a trustee effective June 30, 2002 in order for the Fund to comply with certain
     Securities and Exchange Commission regulations requiring the Fund to have a majority of its trustees consist of persons who are not interested persons of the Fund. Dr. Hershey is an interested nominee because he is the brother of Michael L. Hershey.

Non-Interested Nominees:
-----------------------

                                    Position(s)       Term of Office            Principal           Other Directorships
      Name, Address                   Held              and Length         Occupation(s) During       Held by Trustee
         and Age                    with Fund         of Time Served       During Past 5 Years     by Trustee or Nominee
    ------------------              -----------    ---------------------   --------------------    ---------------------

Robert J. Fahey, Jr. (44)           Trustee         Indefinite, Trustee    Senior Director           None
1717 Arch Street                                    since 1992             of Real Estate
30th Floor                                                                 Investment Banking
Philadelphia, PA 19103                                                     for the Financial
                                                                           Services Group of
                                                                           Cushman & Wakefield,
                                                                           a commercial real
                                                                           estate services firm

John A. Krol (65)                   Trustee         Indefinite, Trustee    Retired Chairman and      Armstrong World
c/o Landis Associates, LLC                          since 1999             Chief Executive           Industries,
Longwood Corporate Center South                                            Officer of E.I. du        MeadWestvaco Corp.,
Suite 213                                                                  Pont de Nemours &         Milliken & Co.
415 McFarlan Road                                                          Company
Kennett Square, PA 19348

John H. Remer (77)                  Nominee         Not applicable.        Retired                    None
c/o Landis Associates, LLC
Longwood Corporate Center South,
Suite 213
415 McFarlan Road
Kennett Square, PA 19348

     Investment Adviser. The investment adviser to the Fund is Landis Associates LLC (the "Adviser"). Pursuant to an investment advisory agreement between the Fund and the Adviser, the Adviser furnishes continuous investment advisory services and management to the Fund. The Adviser is controlled by Michael L. Hershey. Mr. Hershey is the Chairman, President, Treasurer and Secretary of the Adviser and is the trustee of the Michael L. Hershey Revocable Trust U/A/D/5-7-98 which owns 90% of the outstanding membership interests of the Adviser. Mr. Hershey is also President and a trustee of the Fund.

     Compensation. The Fund's standard method of compensating trustees is to pay each trustee who is not an officer of the Fund a fee of $1,000 for each meeting of the trustees attended. The Fund also may reimburse its trustees for travel expenses incurred in order to attend meetings of the trustees. During the fiscal year ended June 30, 2002, the Fund paid a total of $4,000 in fees to trustees who were not officers of the Fund. The table below sets forth the compensation paid by the Fund to each of the current trustees during the fiscal year ended June 30, 2002:

                                        Compensation Table

                                               Pension or
                                               Retirement         Estimated            Total
                               Aggregate     Benefits Accrued      Annual       Compensation from
                             Compensation    as Part of Fund    Benefits Upon    the Fund Paid to
    Name of Person           From the Fund    Expenditures       Retirement          Trustees
    --------------           -------------   ----------------   -------------   -----------------

Michael L. Hershey                   $0             $0                $0                  $0
Robert J. Fahey, Jr.             $1,000             $0                $0              $1,000
Stephen L. Hershey, M.D.         $1,000             $0                $0              $1,000
John A. Krol                     $1,000             $0                $0              $1,000
P. Coleman Townsend, Jr.*        $1,000             $0                $0              $1,000
---------------

* Mr. Townsend resigned as a trustee during the fiscal year ended June 30, 2002.

     Trustee Meetings and Committees. Effective August 8, 2001, the Fund's Board of Trustees created an Audit Committee whose members are Messrs. Fahey and Krol. The primary functions of the Audit Committee are to recommend to the Board of Trustees the independent accountants to be retained to perform the annual audit, to review the results of the audit, to review the Fund's internal controls and to review certain other matters relating to the Fund's accountants and financial records. The Fund's Board of Trustees has no other committees. The Fund's Board of Trustees met once during the fiscal year ended June 30, 2002 and all of the trustees attended that meeting. The audit committee did not meet during the fiscal year ended June 30, 2002.

     Other Executive Officers. The executive officers of the Fund, besides Michael L. Hershey (President) are as follows:

                                                     Principal Occupation(s)
Name and Age             Position(s) Held            during past Five Years
------------             ----------------            -----------------------

Bruce V. Vogenitz,       Vice President and          Vice President of Landis
C.F.A. (37)              Secretary since 1998        Associates LLC since 1998;
                                                     Analyst at Gardner Lewis
                                                     Asset Management until 1998

Camille F. Wildes (49)   Vice President/Compliance   Vice President of Fiduciary
                         Officer and Treasurer       Management, Inc.
                         since 1994


     Required Vote. Under the Fund's Trust Instrument, dated September 16, 1992, shareholders elect trustees by a plurality of the votes cast by shares which are entitled to vote in the election, assuming a quorum is present. For this purpose, "plurality" means that the nominees receiving the largest number of votes from the shareholders will be elected as trustees.

Abstentions and broker non-votes (if any) will be counted as votes present for purposes of determining whether a quorum is present. Assuming a quorum is present, any shares which do not vote, whether by abstention or otherwise, will not affect the election of trustees.

Recommendation.  The trustees recommend a vote "for" all the nominees.

                    PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO
                    FUNDAMENTAL INVESTMENT RESTRICTION NO. 1

     Discussion. The Fund proposes to change its policy on selling securities short. The Fund currently has a fundamental investment restriction that prohibits it from selling securities short. The proposed change would allow the Fund to sell securities short to the extent permitted by the 1940 Act. A "short sale" is made by selling a security the Fund does not own. In a short sale transaction, the Fund will borrow a security from a broker and sell it with the expectation that it will replace the security borrowed from the broker by repurchasing the same security at a lower price.

     The trustees believe that changing the Fund's fundamental investment restrictions in this manner will provide flexibility for future contingencies and market developments. Proposal No. 2, if approved, will enable the Fund to reduce the Fund's equity exposure by engaging in short sales of index-related (i.e., exchange-traded funds) and other securities. It will also allow the Fund to sell short securities it expects to decline in value. Short sales involve certain investment risks. The investment performance of the Fund will suffer if a security for which the Fund has effected a short sale appreciates in value. Additionally, the Fund may be required to close out a short position earlier than it had intended if the securities lender requires it to deliver the securities it borrowed at the commencement of the short sale and the Fund is unable to borrow such securities from other securities lenders. If Proposal No. 2 is approved, the Fund would remain subject to the applicable provisions of the 1940 Act relating to short-sale transactions. Generally, consistent with the 1940 Act, the Fund would be permitted to engage in short sales only if the Fund maintains cash or liquid securities at such a level that the amount so maintained plus the amount deposited with the broker as collateral will equal the current value of the security sold short.

     The trustees do not anticipate that the change to the Fund's policy on selling securities short will materially change the manner in which the Fund is currently managed or the level of investment risk associated with an investment in the Fund.

     Current Investment Restriction. The Fund's current investment restriction relating to selling securities short is as follows:

     "1. The Fund will not purchase securities on margin, participate in a joint-trading account, sell securities short, or write or invest in put or call options. The Fund's investments in warrants, valued at the lower of cost or market, will not exceed 5% of the value of the Fund's net assets."

     Proposed Investment Restriction. The investment restriction above would be revised if approved by the shareholders of the Fund, to read in its entirety as follows:

     "1. The Fund will not purchase securities on margin, participate in a joint-trading account or write or invest in put or call options. The Fund's investments in warrants, valued at the lower of cost or market, will not exceed 5% of the value of the Fund's net assets. The Fund may, to the extent permitted by the Investment Company Act of 1940, sell securities short."

     Required Vote. The favorable vote of the holders of a "majority" (as defined in the 1940 Act) of the outstanding shares of the Fund is required for the approval of the change in this fundamental investment restriction. Under the 1940 Act, the vote of the holders of a "majority" of the outstanding shares of the Fund means the vote of the holders of the lesser of (a) 67% or more of its shares present at the special meeting or represented by proxy if the holders of 50% or more of its shares are so present or represented; or (b) more than 50% of its outstanding shares. Abstentions and broker non-votes (if any) will be counted as votes present for purposes of determining whether a quorum is present. The failure to vote (other than by broker non-votes or abstentions), assuming more than 50% of the outstanding shares of the Fund are present, has no effect if (a) above is applicable and has the same effect as a vote against the proposal if (b) above is applicable. Abstentions and broker non-votes have the same effect as a vote against the change in the fundamental investment restriction.

     Recommendation. The trustees recommend a vote "for" Proposal No. 2.

                    PROPOSAL NO. 3: APPROVAL OF AMENDMENT TO
                    FUNDAMENTAL INVESTMENT RESTRICTION NO. 2

     Discussion. The Fund proposes to change its policy on borrowing money and issuing senior securities. The 1940 Act establishes limits on the ability of mutual funds to borrow money or issue "senior securities," a term that is defined, generally, to refer to obligations that have a priority over a mutual fund's shares of common stock with respect to the distribution of its assets or the payment of dividends. Currently, the Fund's policies on borrowing money and issuing senior securities are more restrictive than required by the 1940 Act. The proposed changes would make the Funds' policy on borrowing money or issuing senior securities no more limiting than required by the 1940 Act. The trustees believe that changing the Fund's fundamental investment restrictions in this manner will provide flexibility for future contingencies and, in particular, will permit the Fund to borrow money in amounts greater than is now permitted to meet redemption requests when the liquidation of portfolio investments would be inconvenient or disadvantageous. Such flexibility will facilitate portfolio management.

     Under the proposed fundamental investment restrictions, the Fund would be permitted to borrow money for investment purposes. However, the Fund has no present intention of borrowing money for investment purposes and has adopted a nonfundamental investment policy which prohibits it from purchasing securities while it has any outstanding borrowings.

     Borrowing for investment purposes is known as leveraging. Leveraging investments, by purchasing securities with borrowed money, is a speculative technique which increases investment risk, but also increases investment opportunity. Since substantially all of the Fund's assets will fluctuate in value, whereas the interest obligations on borrowings may be fixed, the net asset value per share of the Fund, when it leverages its investments, will increase more when the Fund's portfolio assets increase in value and decrease more when the portfolio assets decrease in value than would otherwise be the case. Interest costs on borrowings may partially offset or exceed the returns on the borrowed funds. Under adverse conditions, the Fund might have to sell portfolio securities to meet interest or principal payments at a time investment considerations would not favor such sales.

     As required by the 1940 Act, if the Fund's borrowing exceeds 5% of its net assets or if not repaid within sixty days, the Fund must maintain continuous asset coverage (total assets, including assets acquired with borrowed funds, less liabilities exclusive of borrowings) of 300% of all amounts borrowed. If, at any time, the value of the Fund's assets should fail to meet this 300% coverage test, the Fund within three days (not including Sundays or holidays) must reduce the amount of the Fund's borrowings to the extent necessary to meet this 300% coverage. Maintenance of this percentage limitation may result in the sale of portfolio securities at a time when investment considerations otherwise indicate that it would be disadvantageous to do so.

     As indicated above, the trustees have adopted nonfundamental investment restriction No. 1, which the trustees may change or repeal at any time without shareholder approval, which reads as follows:

     "1. The Fund will not borrow money, except for temporary bank borrowings (not in excess of 20% of the value of the Fund's net assets) and will not purchase securities while it has any outstanding borrowings."

     Current Investment Restriction. The Fund's current investment restriction relating to borrowing money and issuing senior securities is as follows:

     "2. The Fund will not borrow money or issue senior securities, except for temporary bank borrowings or for emergency or extraordinary purposes (but not for the purpose of purchase of investments) and then only in an amount not in excess of 5% of the value of its total assets and will not pledge any of its assets except to secure borrowings and then only to an extent not greater than 10% of the value of the Fund's net assets. The Fund will not purchase securities while it has any outstanding borrowings."

     Proposed Investment Restriction. The investment restriction above would be revised if approved by the shareholders of the Fund, to read in its entirety as follows:

     "2. The Fund may, to the extent permitted by the Investment Company Act of 1940, (a) borrow money, (b) issue senior securities and (c) pledge all or any part of its assets."

     Required Vote. The favorable vote of the holders of a "majority" (as defined in the 1940 Act) of the outstanding shares of the Fund is required for the approval of the change in this fundamental investment restriction. Under the 1940 Act, the vote of the holders of a "majority" of the outstanding shares of the Fund means the vote of the holders of the lesser of (a) 67% or more of its shares present at the special meeting or represented by proxy if the holders of 50% or more of its shares are so present or represented; or (b) more than 50% of its outstanding shares. Abstentions and broker non-votes (if any) will be counted as votes present for purposes of determining whether a quorum is present. The failure to vote (other than by broker non-votes or abstentions), assuming more than 50% of the outstanding shares of the Fund are present, has no effect if (a) above is applicable and has the same effect as a vote against the proposal if (b) above is applicable. Abstentions and broker non-votes have the same effect as a vote against the change in the fundamental investment restriction.

     Recommendation. The trustees recommend a vote "for" Proposal No. 3.

                    PROPOSAL NO. 4: APPROVAL OF AMENDMENT TO
                    FUNDAMENTAL INVESTMENT RESTRICTION NO. 4

     Discussion. The Fund proposes to change its policy on investing in the securities of other investment companies. The Fund currently has a fundamental investment restriction that prohibits it from investing in the securities of other open-end investment companies except as part of a plan of merger, consolidation or reorganization approved by the shareholders of the Fund. The 1940 Act currently does not contain any equivalent restrictions. The proposed change would allow the Fund to invest in the securities of other investment companies to the extent permitted by the 1940 Act. The trustees do not anticipate that the change to the Fund's policy on investing in the securities of other investment companies will materially change the manner in which the Fund is currently managed or the level of investment risk associated with an investment in the Fund. However, the change would allow the Fund to invest in so-called "exchange traded funds." Exchange traded funds are typically organized as unit investment trusts which are open-end investment companies. The flexibility to invest in exchange traded funds will provide a way for the Fund to obtain broad market exposure without having to purchase a number of different securities.

     If Proposal No. 4 is approved, the Fund would remain subject to the 1940 Act's restrictions on an investment company's ability to invest in other funds. The restrictions of the 1940 Act, while complex, permit mutual funds to invest exclusively in other mutual funds. However, the Fund has adopted a nonfundamental investment policy that makes clear that investing in other investment companies is not a principal investment strategy of the Fund. As a shareholder in another investment company, the Fund would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the expenses that the Fund bears in connection with its own operations.

     As indicated above, to restrict the ability of the Fund to invest in the securities of other investment companies, the trustees have adopted nonfundamental investment restriction No. 2, which the trustees may change or repeal at any time without shareholder approval, which reads as follows:

     "2. The Fund will not purchase securities of other investment companies except (a) as part of a plan of merger, consolidation or reorganization approved by the trustees of the Fund or (b) securities of registered investment companies on the open market where no commission or profit results, other than the usual and customary broker's commission, and where no more than 10% of the value of the Fund's total assets would be invested in such securities and no more than 5% of the Fund's net assets would be invested in shares of any one registered investment company."

     Current Investment Restriction. The Fund's current investment restriction relating to investing in the securities of other investment companies is as follows:

     "4. The Fund will not purchase securities of other investment companies except (a) as part of a plan of merger, consolidation or reorganization approved by the shareholders of the Fund or (b) securities of registered closed-end investment companies on the open market where no commission or profit results, other than the usual and customary broker's commission and where as a result of such purchase the Fund would hold less than 3% of any class of securities, including voting securities, of any registered closed-end investment company and less than 5% of the Fund's assets, taken at current value, would be invested in securities of registered closed-end investment companies."

     Proposed Investment Restriction. The investment restriction above would be revised if approved by the shareholders of the Fund, to read in its entirety as follows:

     "4. The Fund may, to the extent permitted by the Investment Company Act of 1940, purchase securities of other investment companies."

     If the proposed change is approved, the Fund will be able to invest in the securities of other investment companies, provided that any such investment is consistent with the Fund's investment objective.

     Required Vote. The favorable vote of the holders of a "majority" (as defined in the 1940 Act) of the outstanding shares of the Fund is required for the approval of the change in this fundamental investment restriction. Under the 1940 Act, the vote of the holders of a "majority" of the outstanding shares of the Fund means the vote of the holders of the lesser of (a) 67% or more of its shares present at the special meeting or represented by proxy if the holders of 50% or more of its shares are so present or represented; or (b) more than 50% of its outstanding shares. Abstentions and broker non-votes (if any) will be counted as votes present for purposes of determining whether a quorum is present. The failure to vote (other than by broker non-votes or abstentions), assuming more than 50% of the outstanding shares of the Fund are present, has no effect if (a) above is applicable and has the same effect as a vote against the proposal if (b) above is applicable. Abstentions and broker non-votes have the same effect as a vote against the change in the fundamental investment restriction.

     Recommendation. The trustees recommend a vote "for" Proposal No. 4.

            PROPOSAL NO. 5: APPROVAL OF AMENDMENT TO TRUST INSTRUMENT

     Discussion. The Fund's Trust Instrument permits the creation of new series or funds, although the Fund is the only series that has been created by the Trustees. If additional series were created under the Trust Instrument as it is currently written, the Fund's trustees could not merge any series with any other series, merge the Fund or any other series with another registered investment company, or liquidate or dissolve the Fund or any other series without obtaining shareholder approval.

     The trustees propose to amend the Trust Instrument to provide that the trustees may, without obtaining any vote of the shareholders of the Fund or any other series, merge any series with any other series, merge the Fund or any other series with another registered investment company, or liquidate or dissolve the Fund or any other series. This proposed change will give the Fund's trustees greater flexibility as they would be able to avoid the time-consuming and expensive process of soliciting proxies in order to obtain shareholder approval of such actions. The proposal would, however, permit the trustees to convert a shareholder's investment into cash or another mutual fund without the approval of the shareholder.

     Current Trust Instrument Provision. Section 11.4(b) of the Fund's Trust Instrument currently reads as follows:

     "(b) The Trustees may, subject to a Majority Shareholder Vote of each Series affected by the matter or, if applicable, to a Majority Shareholder Vote of the Trust, and subject to a vote of a majority of the Trustees:

          (i) sell and convey all or substantially all of the assets of any affected Series to another Series of the Trust for adequate consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the affected Series, and which may include Shares of the acquiring Series;

          (ii) sell and convey all or substantially all of the assets of the Trust or any affected Series to another trust, partnership, association or corporation, or to a separate series of shares thereof, organized under the laws of any state which trust, partnership, association or corporation is an open-end management company as defined in the Investment Company Act of 1940, or is a series thereof, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of beneficial interest, stock or other ownership interests of such trust, partnership, association or corporation or of a series thereof; or

          (iii) at any time sell and convert into money all of the assets of the Trust or any affected Series.

     Upon making reasonable provision, in the determination of the Trustees, for the payment of all such liabilities in (i), (ii) or (iii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) of each Series (or class) ratably among the holders of Shares of that Series then outstanding."

     Proposed Amendment. If the amendment is approved by the shareholders,
Section 11.4(b) of the Trust Instrument would be revised to read in its entirety as follows:

          "(b) The Trustees may, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders of any Series of the
     Trust:

               (i) sell and convey all or substantially all of the assets of any Series to another Series of the Trust for such consideration as the Trustees, in their sole discretion, shall deem adequate, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the affected Series, and which may include Shares of the acquiring Series;

               (ii) sell and convey all or substantially all of the assets of the Trust or any Series to another trust, partnership, association or corporation organized under the laws of any state, or to a separate series of shares thereof, which trust, partnership, association or corporation is an open-end management company as defined in the Investment Company Act of 1940, or is a series thereof, for such consideration as the Trustees in their sole discretion shall deem adequate, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of beneficial interest, stock or other ownership interests of such trust, partnership, association or corporation or of a series thereof; or

               (iii) at any time sell and convert into money all of the assets of the Trust or any affected Series.

     Upon making reasonable provision, in the determination of the Trustees, for the payment of all such liabilities in (i), (ii) or (iii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) of each affected Series ratably among the holders of Shares of that Series then outstanding."

     If the proposed change is approved, the trustees will be able, without any vote of the shareholders of the Fund or any series of the Fund, to merge any series of the Fund with any other series of the Fund, merge the Fund or any series of the Fund with another registered investment company, or liquidate or dissolve the Fund or any series of the Fund.

     Required vote. Under the Fund's Trust Instrument, dated September 16, 1992, this amendment to the Trust Instrument requires an affirmative vote of a majority of the votes cast by shares which are entitled to vote, assuming a quorum is present. Abstentions and broker non-votes (if any) will be counted as votes present for purposes of determining whether a quorum is present. Assuming a quorum is present, any shares which do not vote, whether by abstention or otherwise, will count as votes against the proposed amendment.

     Recommended vote. The trustees recommend a vote "for" Proposal No. 5.

                                  ADMINISTRATOR

     The administrator for the Fund is Fiduciary Management, Inc. Its principal office is located at 225 East Mason Street, Milwaukee, Wisconsin 53202. The Fund has no principal underwriter.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP, 100 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, currently serves as the independent accountants for the Fund. Representatives of PricewaterhouseCoopers LLP are not expected to attend the special meeting.

     Audit Fees. For the Fund's fiscal year ended June 30, 2001, the aggregate fees paid to PricewaterhouseCoopers LLP for professional services rendered for the audit of the Fund's annual financial statements and review of the Fund's quarterly financial statements were $16,497.

     Financial Information Systems Design and Implementation Fees. The Fund did not pay PricewaterhouseCoopers LLP any fees for services related to financial information systems design and implementation during fiscal 2001.

     All Other Fees. For the Fund's fiscal year ended June 30, 2001, the aggregate fees paid to PricewaterhouseCoopers LLP for all other professional services rendered for the Fund, the Adviser and any entity controlling, controlled by or under common control with the Adviser, were $6,375. These fees were for preparation of tax returns.

     The Fund's audit committee does not consider non-audit services rendered by PricewaterhouseCoopers LLP to be incompatible with maintaining the independence of PricewaterhouseCoopers LLP.

                        RECEIPT OF SHAREHOLDER PROPOSALS

     Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in our proxy materials for a particular meeting of shareholders. One of these conditions relates to the timely receipt by us of any such proposal. Since we do not have regular annual meetings of shareholders, under these rules, proposals submitted for inclusion in the proxy materials for a particular meeting must be received by us a reasonable time before the solicitation of proxies for the meeting is made. The fact that we receive a shareholder proposal in a timely manner does not ensure its inclusion in our proxy materials since there are other requirements in the proxy rules relating to such inclusion.

                                  OTHER MATTERS

     The trustees know of no other matters that may come before the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons acting pursuant to the enclosed form of proxy to vote the shares represented by said proxies in accordance with their best judgment with respect to such matters.

                                  SOLICITATION

     We will bear the cost of soliciting proxies. We expect to solicit proxies mainly by mail. Some of our employees may also solicit proxies personally and by telephone. Also, we will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold shares of the Fund.

     You may request a copy of our latest annual report and semi-annual report succeeding the annual report by writing to The Henlopen Fund, Longwood Corporate Center South, Suite 213, 415 McFarlan Road, Kennett Square, Pennsylvania 19348, Attention Corporate Secretary, or by calling (610) 925-0400. We will furnish these copies free of charge.

                                    THE HENLOPEN FUND



                                    --------------------------------------------
                                    Bruce V. Vogenitz
                                    Secretary

Kennett Square, Pennsylvania
____________, 2002

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                              OF THE HENLOPEN FUND

     The undersigned constitutes and appoints Michael L. Hershey and Bruce V. Vogenitz, and each of them singly, with power of substitution, attorneys and proxies for and in the name and place of the undersigned to appear and vote with the same effect as the undersigned at the special meeting of shareholders of The Henlopen Fund, on _______________, 2002, at ___________ (Eastern Daylight Time),
at Longwood Corporate Center South, Suite 213, 415 McFarlan Road, Kennett Square, Pennsylvania 19348, and at any adjournments or postponements thereof, all shares of stock of The Henlopen Fund that the undersigned is entitled to vote as follows:


1.  To elect five trustees.               FOR all nominees           WITHHOLD
                                              listed           authority to vote
(01) Robert J. Fahey, Jr.                   (except as          for all nominees
(02) Michael L. Hershey                    marked to the         listed at left
(03) Stephen L. Hershey, M.D.            contrary at left)
(04) John A. Krol
(05) John H. Remer

(Instruction: to withhold authority             |_|                    |_|
to vote for any individual nominee,
write that nominee(s) name(s) in the
space provided below.)

----------------------------------------------------------------



                                               FOR        AGAINST        ABSTAIN

2.   To approve the amendment to               |_|          |_|            |_|
     fundamental investment restriction
     No. 1.

3.   To approve the amendment to               |_|          |_|            |_|
     fundamental investment restriction
     No. 2

4.   To approve the amendment to               |_|          |_|            |_|
     fundamental investment restriction
     No. 4

5.   To approve the amendment to Section
     11.4(b) of the Fund's Trust               |_|          |_|            |_|
     Instrument

In their discretion upon such other business as may properly come before the meeting.

                                        This proxy will be voted as specified.
                                        If no specification is made, this proxy
                                        will be voted for each proposal.

                                        The signature on this proxy should
                                        correspond exactly with the name of the
                                        shareholder as it appears on the proxy.
                                        If stock is issued in the name of two or more persons, each should sign the proxy. If a proxy is signed by an administrator, trustee, guardian, attorney or other fiduciary, please indicate full title as such.

                                        Dated ____________________, 2002


                                        Signed__________________________________

                                        Signed__________________________________

This proxy is solicited on behalf of
the trustees of The Henlopen Fund

|_|   Please check here if you will be attending the meeting.